UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 24, 2004
                                -----------------
                Date of Report (Date of earliest event reported):


                         ACCELR8 TECHNOLOGY CORPORATION
                         ------------------------------
               (Exact name of registrant as specified in charter)

           Colorado                        0-11485                84-1072256
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(State or other jurisdiction       (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)

              7000 North Broadway, Building 3-307, Denver, CO 80221
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                    (Address of principal executive offices)

                                 (303) 863-8808
                                 --------------
               Registrant's telephone number, including area code:


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     On November 24, 2004, Accelr8 Technology Corporation (the "Accelr8") and SCHOTT Jenaer Glas GmbH ("SCHOTT") entered into a supply agreement (the "Supply Agreement") and license agreement (the "License Agreement").

     Pursuant to the Supply Agreement, Accler8 will supply 10,000 OptiChem Streptavidin coated microarrying slides, including 1,000 slides purchased prior to the execution of the Supply Agreement, to SCHOTT on a non-exclusive basis at a price of $14.00 each. During the term of the Supply Agreement, Accelr8 will not sell coated substrates for resale to competitors of SCHOTT. The Supply Agreement with SCHOTT has a term of six months or until delivery of all of the slides purchased under the Supply Agreement is complete. In connection with the Supply Agreement, Accelr8 granted an exclusion option to SCHOTT to negotiate an exclusive license for the application of OptiChem coatings on microtiter plates. In return, SCHOTT will provide 7,500 glass substrates to Accelr8 at no charge.

     The License Agreement provides SCHOTT an exclusive worldwide royalty-bearing license for Accelr8's OptiChem surface chemistry on microarraying slides for applications in which the entity printed, spotted, or otherwise arrayed is a protein or a peptide and otherwise on a non-exclusive basis (the "Licensed Product"). SCHOTT will be responsible for the manufacturing and commercialization of the Licensed Product. The two companies will cooperatively market the products. The initial term of the License Agreement is two years and may be extended upon mutual agreement for one year.

     In connection with the License Agreement, SCHOTT will pay Accelr8: (i) an initial payment of $100,000 ($50,000 of which shall be credited against future royalty payments), (ii) a 6% royalty payment of Net Sales of the licensed product, unless total net sales during the initial term of the agreement exceed $1,125,000, then the royalty payable by SCHOTT will be $90,000 and (iii) $15,000 for services related to production know how transfer. In the event the License Agreement is extended for one year, then SCHOTT will pay Accelr8: (i) a $90,000 renewal fee, and (ii) a 6% royalty payment of Net Sales of the licensed product, unless total net sales during the initial term of the agreement exceed $1,875,000, then the royalty payable by SCHOTT will be $150,000.

Item 9.01 Financial Statements and Exhibits

10.1     Supply Agreement dated November 24, 2004
10.2     License Agreement dated November 24, 2004


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






Date:  December 6, 2004                ACCELR8 TECHNOLOGY CORPORATION

                                       By: /s/ Thomas V. Geimer
                                       -----------------------------------------
                                       Thomas V. Geimer, Chief Executive Officer